Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1995 - B Owner Trust
                        For the Month of November 1998
                    Distribution Date of December 15, 1998
                           Servicer Certificate #38

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                     $91,146,191.22
Beginning Pool Factor                                           0.1736278

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $6,048,673.21
     Interest Collected                                       $709,566.58

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $94,952.19
Total Additional Deposits                                      $94,952.19

Repos / Chargeoffs                                             $22,705.25
Aggregate Number of Notes Charged Off                                  72

Total Available Funds                                       $6,853,191.98

Ending Pool Balance                                        $85,074,812.76
Ending Pool Factor                                              0.1620622

Servicing Fee                                                  $75,955.16

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,313,435.16
     Target Percentage                                               5.50%
     Target Balance                                         $4,679,114.70
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($289,454.23)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.742%
Current Weighted Average Remaining Term (months):                   18.37

Delinquencies                                            Dollars        Notes
    Installments:               1 - 30 days           $1,226,369.48      750
                                31 - 60 days            $574,045.63      197
                                60+  days               $133,338.05       63

     Total:                                           $1,933,753.16      776

     Balances:                  60+  days             $1,388,860.14       63

Memo Item - Reserve Account
     Prior Month                                     $11,023,980.93
+    Invest. Income                                      $44,417.23
+    Excess Serv.                                       $245,037.00
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,313,435.16

Exhibit 20.2
Page 2 of 3
Navistar Financial 1995 - B Owner Trust
For the Month of November 1998

                                                                                 NOTES
                                         (Money Market)
                                                TOTAL         CLASS A - 1      CLASS A - 2        CLASS A - 3      CERTIFICATES
                                         $525,000,000.00   $122,300,000.00   $100,000,000.00   $284,325,000.00    $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%             0.00%            96.50%             3.50%
     Coupon                                                         5.750%            5.940%            6.050%            6.220%

Beginning Pool Balance                    $91,146,191.22
Ending Pool Balance                       $85,074,812.76

Collected Principal                        $6,048,673.21
Collected Interest                           $709,566.58
Charge - Offs                                 $22,705.25
Liquidation Proceeds / Recoveries             $94,952.19
Servicing                                     $75,955.16
Cash Transfer from Reserve Account                 $0.00
Total Collections Avail for Debt Service   $6,777,236.82

Beginning Balance                         $91,146,191.22             $0.00             $0.00    $82,021,628.50     $9,124,562.72

Interest Due                                 $460,821.36             $0.00             $0.00       $413,525.71        $47,295.65
Interest Paid                                $460,821.36             $0.00             $0.00       $413,525.71        $47,295.65
Principal Due                              $6,071,378.46             $0.00             $0.00     $5,858,880.21       $212,498.25
Principal Paid                             $6,071,378.46             $0.00             $0.00     $5,858,880.21       $212,498.25

Ending Balance                            $85,074,812.76             $0.00             $0.00    $76,162,748.29     $8,912,064.47
Note / Certificate Pool Factor                                      0.0000            0.0000            0.2679            0.4850
   (Ending Balance / Original Pool Amount)
Total Distributions                        $6,532,199.82             $0.00             $0.00     $6,272,405.92       $259,793.90

Interest Shortfall                                 $0.00             $0.00             $0.00             $0.00             $0.00
Principal Shortfall                                $0.00             $0.00             $0.00             $0.00             $0.00
     Total Shortfall                               $0.00             $0.00             $0.00             $0.00             $0.00
      (required from Reserve)
Excess Servicing                             $245,037.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance            $11,313,435.16
(Release) / Draw                            ($289,454.23)
Ending Reserve Acct Balance               $11,023,980.93

Exhibit 20.2
Page 3 of 3
Navistar Financial 1995 - B Owner Trust
For the Month of November 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                         5                      4                   3                  2                   1
                                      Jul-98                Aug-98              Sep-98              Oct-98              Nov-98
Beginning Pool Balance             $120,655,534.13    $112,885,760.51     $105,809,154.42      $98,177,121.95      $91,146,191.22

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                       $67,007.09        $118,414.21          $41,554.42          $57,127.09          $22,705.25
    Recoveries                         $197,832.59        $178,202.18         $125,145.16          $33,287.88          $94,952.19

Total Charged Off (Months 5, 4, 3)     $226,975.72
Total Recoveries (Months 3, 2, 1)      $253,385.23
Net Loss / (Recoveries) for 3 Mos      ($26,409.51)(a)

Total Balance (Months 5, 4, 3)     $339,350,449.06(b)

Loss Ratio Annualized  [(a/b) * (12)]      -0.0934%

Trigger:  Is Ratio > 1.5%                       No
                                                                                Sep-98              Oct-98              Nov-98

B)   Delinquency Trigger:                                                   $1,434,353.53       $1,212,524.77       $1,388,860.14
     Balance delinquency 60+ days                                                1.35560%            1.23504%            1.52377%
     As % of Beginning Pool Balance                                              1.00114%            1.10653%            1.37147%
     Three Month Average

Trigger:  Is Average > 2.0%                     No

C)   Noteholders Percent Trigger:           2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer